Exhibit 4.2
ONE EARTH ENERGY, LLC
SUBSCRIPTION AGREEMENT
Class B Limited Liability Company Membership Units
$5,000.00 per Class B Unit
Minimum Investment of 5 Class B Units ($25,000)
Increments of 1 Class B Unit Thereafter ($5,000)
The undersigned subscriber (sometimes referred to as “you” or the “Subscriber”), desiring to become a member of One Earth Energy, LLC, an Illinois limited liability company, with its principal place of business at 1306 West 8th Street, Gibson City, Illinois (the “Company”), hereby subscribes for the purchase of Class B membership units (“Units”) of the Company, and agrees to pay the related purchase price, identified below.
A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

1.	Subscriber’s Printed Name

2.	Title, if applicable:

3.	Subscriber’s Address:

Street

City, State, Zip Code

4.	Telephone:

5.	E-mail Address:

B. NUMBER OF UNITS PURCHASED. You must purchase at least 5 Units. Your ownership interest may not exceed ___% of all of the Company’s outstanding Units. The Company presently has ___ Units outstanding. Therefore, the maximum number of Units you may own is ___Units if the Company sells the minimum number of Units offered, and ___Units if the Company sells the maximum number of Units offered. Please indicate the number of Units you are purchasing in the following box:

C.	PURCHASE PRICE. Indicate the dollar amount of your investment (minimum investment is $25,000).

1. Total Purchase Price	=	2. 1st Installment	+	3. 2nd Installment
($5,000.00 Per Unit multiplied		(10% of the Total Purchase		(90% of the Total Purchase
by the number in box B above.)		Price)		Price)

	=		+

D. GENERAL INSTRUCTIONS FOR SUBSCRIBERS:
You should read the Prospectus dated [Date of Effectiveness] (the “Prospectus”) in its entirety, including exhibits, for a complete explanation of an investment in the Company. To subscribe, you must:
INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing prior to the Company’s release of funds from escrow, you must follow Steps 1 through 5 below:

     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to the Company’s Operating Agreement attached to this Subscription Agreement as EXHIBIT “A.”
     2. Provide your personal (or business) check for the first installment of ten percent (10%) of your investment amount made payable to “Busey Bank, escrow agent for One Earth Energy, LLC.” You will determine this amount in box C.2 on page 1 of this Subscription Agreement.
     3. Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement, evidencing your obligation to pay the remaining ninety percent (90%) due for the Units and granting the Company a security interest in your Units.
     4. Deliver each of the original executed documents referenced in numbered paragraphs 1 and 3 of these instructions, together with your personal or business check referenced in numbered paragraph 2 of these instructions to either of the following:

One Earth Energy, LLC		First Busey Trust
Attention: Steve Kelly		Attention: Scott MacAdam
1306 West 8th Street		P.O. Box 3309
Gibson City, IL 60936	OR	Champaign, IL 61826
     5. Within thirty (30) days of your receipt of written notice from the Company stating that its sales of Units have exceeded the minimum offering amount of $30,100,000, you must deliver to the Company at either of the addresses referenced in numbered paragraph 4 of these instructions an additional personal (or business) check for the remaining ninety percent (90%) of your investment amount made payable to “Busey Bank, escrow agent for One Earth Energy, LLC,” in satisfaction of your deferred payment obligations under the Promissory Note and Security Agreement. You will determine this amount in box C.3 on page 1 of this Subscription Agreement. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, the Company shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement.
     If you are subscribing prior to release of funds from escrow, your funds will be placed in the Company’s escrow account at Busey Bank. The funds will be released to the Company or returned to you in accordance with the escrow arrangements described in the Prospectus. The Company may, in its sole discretion, reject or accept any part or all of your subscription. If the Company rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus nominal interest, minus escrow fees. It is likely that the Company may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.
INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing after the Company’s release of funds from escrow, you must follow Steps 1 through 3 below:
     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as EXHIBIT “A.”
     2. Provide your personal (or business) check for the entire amount of your investment (as determined in Box C.1 on page 1) made payable to “One Earth Energy, LLC.”
     3. Deliver the original executed documents referenced in numbered paragraph 1 of these instructions, together with your personal or business check described in numbered paragraph 2 of these instructions to the following:
One Earth Energy, LLC
Attention: Steve Kelly
1306 West 8th Street
Gibson City, IL 60936

If you are subscribing after the Company has released funds from escrow and the Company accepts your investment, your funds will be immediately at-risk as described in the Prospectus. The Company may, in its sole discretion, reject or accept any part or all of your subscription. If the Company rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus nominal interest, minus escrow fees. It is likely that the Company may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.
You may direct your questions to one of our directors listed below or to the Company at (217) 487-4284.

NAME	POSITION	PHONE NUMBER
Steve Kelly	Director & President	(217) 487-4284
Scott Docherty	Director & Vice President	(217) 678-2261
Jack Murray	Director & Secretary/Treasurer	(217) 643-7440
Patrick Feeney	Director	(217) 762-2087
Dave Hastings	Director	(217) 396-4111
Cary Hinton	Director	(217) 678-8333
Robert Landau	Director	(309) 723-6349
Roger Miller	Director	(217) 485-6630
Patrick Quintan	Director	(217) 396-7327
Louis Schwing, Jr.	Director	(217) 897-1111
E. Additional Subscriber Information. The Subscriber certifies the following under penalties of perjury:

1.	Form of Ownership. Check the appropriate box (one only) to indicate form of ownership. If the Subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

	☐	Individual
	☐	Joint Tenants with Right of Survivorship (Both signatures must appear on Page 6.)
	☐	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)
	☐	Trust
Trustee’s Name: ______________________
Trust Date: __________________________
	☐	Other: Provide detailed information in the space immediately below.

2.	Subscriber’s Taxpayer Information. Check the appropriate box if you are a non-resident alien, a U.S. citizen residing outside the United States, or are subject to backup withholding. Trusts should provide their taxpayer identification number. Custodians should provide the minor’s Social Security Number. All individual subscribers should provide their Social Security Number. Other entities should provide their taxpayer identification number.
	☐	Check box if you are a non-resident alien
	☐	Check box if you are a U.S. citizen residing outside of the United States
	☐	Check this box if you are subject to backup withholding

Subscriber’s Social Security No.

Joint Subscriber’s Social Security No.

Taxpayer Identification No.

3.	Member Report Address. If you would like duplicate copies of member reports sent to an address that is different than the address identified in Section A above, please complete this section.

Address:

4.	State of Residence.
State of Principal Residence:

State where driver’s license is issued:

State where resident income taxes are filed:

State(s) in which you have maintained your principal residence during the past three years:
	a	b.	c.

5.	Suitability Standards. You cannot invest in the Company unless you meet one or more of the following suitability tests (a and b) set forth below. Please review the suitability tests and check the box(es) next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

	a. ☐	I (We) have annual income from whatever source of at least $60,000 and a net worth of at least $60,000, exclusive of home, furnishings and automobiles; or

	b. ☐	I (We) have a net worth of at least $150,000, exclusive of home, furnishings and automobiles.

6.	Subscriber’s Representations and Warranties. You must read and certify your representations and warranties and sign and date this Subscription Agreement.

By signing below the Subscriber represents and warrants to the Company that he, she or it:

	a.	has received a copy of the Company’s Prospectus dated [effective date] and all exhibits thereto;

	b.	has been informed that the Units of the Company are offered and sold in reliance upon: (i) a federal securities registration; (ii) Illinois, Indiana, Iowa, Missouri and Wisconsin (and, potentially, various other states) securities registrations; and (iii) exemptions from securities registrations in Minnesota and various other states.

	c.	understands that the Units subscribed for pursuant to this Subscription Agreement can only be sold to a person meeting requirements of suitability;

	d.	has been informed that the Units subscribed for pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than the States of Illinois, Indiana, Iowa, Missouri and Wisconsin (and, potentially, various other states), and that the Company is relying in part upon the representations of the undersigned Subscriber contained herein;

	e.	has been informed that the Units subscribed for pursuant to this Subscription Agreement have not been approved or disapproved by the Illinois, Indiana, Iowa, Missouri and Wisconsin (and, potentially, various other states) Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

f.	intends to acquire the Units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person or entity;

g.	understands that: (i) there is no present market for the Company’s Units; (ii) the Units will not trade on an exchange or automatic quotation system; (iii) no such market is expected to develop in the future; and (iv) there are significant restrictions on the transferability of the Units;

h.	has been encouraged to rely upon the advice of his/her/its legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of Units;

i.	has received a copy of the Company’s Operating Agreement, dated February 16, 2006, as amended and restated on July 10, 2006, and understands that upon closing the escrow by the Company, the Subscriber and the Units will be bound by the provisions of the Operating Agreement, including, among others, provisions restricting the transfer of Units;

j.	understands that the Units are subject to substantial restrictions on transfer under state securities laws in addition to the restrictions contained in the Company’s Operating Agreement, and agrees that if the Units or any part thereof are sold or distributed in the future, the Subscriber shall sell or distribute them only in strict accordance with the terms of the Company’s Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

k.	meets the suitability test marked in numbered paragraph 5 of Section E of this Subscription Agreement, and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

l.	understands that the Company will place a restrictive legend on any certificate representing Units, containing substantially the following language as the same may be amended by the Company’s Directors in their sole discretion:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

m.	understands that, to enforce the above legend, the Company may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing Units;

n.	has sufficient knowledge and experience in business and financial matters so as to be able to evaluate the merits and risks of an investment in the Units;

o.	believes that the investment in Units is suitable for the Subscriber and that he/she/it can bear the economic risk of the purchase of Units, including the total loss of his/her/its investment;

p.	may not transfer or assign this Subscription Agreement, or any of the Subscriber’s interest herein;

q.	has written his/her/its correct taxpayer identification number under numbered paragraph 2 in Section E of this Subscription Agreement;

r.	is not subject to back up withholding, either because the Subscriber has not been notified by the Internal Revenue Service (“IRS”) that he/she/it is subject to backup withholding as a result of a failure to report all interest or dividends, or because the IRS has notified the Subscriber that he/she/it is no longer subject to backup withholding (Note this clause (r) should be crossed out if the backup withholding box in numbered paragraph 2 of Section E of this Subscription Agreement is checked);

s.	understands that execution of the Promissory Note and Security Agreement on page 7 of this Subscription Agreement will allow the Company and its successors and assigns to pursue the Subscriber for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the Subscriber in the event that the Subscriber defaults on that Promissory Note and Security Agreement; and

t.	acknowledges that the Company may retain possession of certificates representing th Subscriber’s Units to perfect its security interest in those Units.
Signature of Subscriber/ Joint Subscriber:
Date:

Individuals:	Entities:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber

ACCEPTANCE OF SUBSCRIPTION BY ONE EARTH ENERGY, LLC:
One Earth Energy, LLC hereby accepts the subscription for the above Units.
Dated this            day of           , 200          .
ONE EARTH ENERGY, LLC

By:

Its:

PROMISSORY NOTE AND SECURITY AGREEMENT
Date of Subscription Agreement:                                          , 200_.
$5,000.00 per Class B Unit
Minimum Investment of 5 Units ($25,000), 1 Class B Unit Increments Thereafter ($5,000)

Number of Units subscribed

Total Purchase Price ($5,000.00 per Unit multiplied by number of Units subscribed)

Less Initial Payment (10% of Principal Amount)
( )

Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of One Earth Energy, LLC, an Illinois limited liability company (“One Earth Energy”), at its principal office located at 1306 West 8th Street, Gibson City, IL 60936, or at such other place as required by One Earth Energy, the Principal Balance set forth above in one lump sum to be paid without interest within 30 days following the call of the One Earth Energy Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of One Earth Energy.
The undersigned agrees to pay to One Earth Energy on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Illinois.
The provisions of this Promissory Note and Security Agreement shall inure to the benefit of One Earth Energy and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.
The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.
The undersigned grants to One Earth Energy, and its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s Membership Units of One Earth Energy now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein.
Dated:           , 200 .

OBLIGOR/DEBTOR:	JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Obligor	Printed or Typed Name of Joint Obligor

By:	By:

(Signature)	(Signature)

Officer Title if Obligor is an Entity

Address of Obligor

EXHIBIT “A”
MEMBER SIGNATURE PAGE
ADDENDA
TO THE
OPERATING AGREEMENT
OF
ONE EARTH ENERGY, LLC
     The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in One Earth Energy, LLC, has received a copy of the Operating Agreement, amended and restated on July 10, 2006, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Operating Agreement, shall be subject to and comply with all terms and conditions of said Operating Agreement in all respects as if the undersigned had executed said Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Operating Agreement from and after the date of execution hereof.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member
Agreed and accepted on behalf of the
Company and its Members:
ONE EARTH ENERGY, LLC

By:

Its: